As filed with the Securities and Exchange Commission on July 2, 2012

Registration No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SWIFT ENERGY COMPANY
(Exact name of Registrant as specified in its charter)

Texas	20-3940661
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

16825 Northchase Drive, Suite 400
Houston, Texas 77060
(281) 874-2700
(Address, including zip code, and telephone number, including area code of registrants’ principal executive offices)

Laurent A. Baillargeon
General Counsel
16825 Northchase Drive, Suite 400
Houston, Texas 77060
(281) 874-2700
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christopher M. Abundis Senior Corporate Counsel Swift Energy Company 16825 Northchase Drive, Suite 400 Houston, Texas 77060 (281) 874-2571	Donald W. Brodsky Judy G. Gechman Baker Hostetler LLP 1000 Louisiana Street, Suite 2000 Houston, Texas 77002 (713) 646-1335

Approximate date of commencement of proposed sale to the public:    From time to time after this registration statement becomes effective, as determined by market conditions and other factors.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☑

If this form is a post-effective amendment to a registration to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “”smaller reporting company” in Rule 12b-7 of the Exchange Act.  Check one:
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if Smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered(1)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(2)
Debt Securities
Common Stock, par value $.01 per share
Preferred Stock, par value $.01 per share
Depositary Shares
Warrants
Guarantees of Debt Securities(3)
Total

(1)
This registration statement also covers such indeterminate amount of securities as may be issued in exchange for, or upon conversion, redemption or exercise of, as the case may be, debt securities, common stock, preferred stock, depositary shares, warrants, or guarantees of debt securities registered hereunder, including under any applicable anti-dilution provisions pursuant to 416(a) of the Securities Act.  Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2)	The registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r).
(3)	In accordance with Rule 457(n), no separate fee is payable with respect to any guarantee of the debt securities being registered.

REGISTRANT GUARANTOR

Exact Name of Registrant Guarantor(1)	State or Other Jurisdiction of Incorporation or Formation	IRS Employer Identification Number
Swift Energy Operating, LLC	Texas	20-3892961

(1)
The address for the Registrant Guarantor is 16825 Northchase Drive, Suite 400, Houston, Texas 77060, and the telephone number for the Registrant Guarantor is (281) 874-2700. The Primary Industrial Classification Code for the Registrant Guarantor is 1311.

Prospectus

Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants
Guarantees of Debt Securities

We may offer and sell from time to time debt securities, which may be senior debt securities or subordinated debt securities, shares of our common stock, shares of our preferred stock, depositary shares, warrants and unsecured guarantees of debt securities.  Our subsidiary, Swift Energy Operating, LLC, a Texas limited liability company, may guarantee the debt securities we issue.

This prospectus describes the general terms of the offered securities and the general manner in which we will offer these securities.  We will provide specific terms of any offering in supplements to this prospectus.  The securities may be offered separately or together in any combination and as separate series.  You should read this prospectus and any supplement carefully before you make your investment decision.

We may offer and sell securities to or through one or more underwriters, dealer or agents, or directly to purchasers, on a continuous or delayed basis.  If we use underwriters, dealers, or agents to sell the securities, we will name them and describe their compensation in a prospectus supplement.  The net proceeds we expect to receive from these sales will be described in the prospectus supplement.

Our common stock is traded on the New York Stock Exchange under the symbol “SFY.”

The securities offered in this prospectus involve a high degree of risk.  You should consider carefully the matters set forth in “Risk Factors” on page 3 of this prospectus, in any prospectus supplement or incorporated by reference herein or therein in determining whether to purchase our securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is July 2, 2012.

About This Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process.  Under the shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings.  This prospectus provides you with a general description of the securities we may offer.  Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  The prospectus supplement may also add, update or change information contained in this prospectus.  You should read carefully this prospectus, and any applicable prospectus supplement, together with additional information described under the heading “Where You Can Find More Information,” before you invest in any of these securities.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any dealer, salesperson or other person to provide you with additional or different information. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information in this prospectus or any prospectus supplement or in any document incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of the document containing the information.

Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any accompanying prospectus supplement to “Swift Energy, “we,” or “our” are to Swift Energy Company and its subsidiaries.

ii

Forward-Looking Statements

This prospectus and the documents incorporated by reference contain forward-looking statements. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than statements of historical fact included in this prospectus and the documents incorporated by reference, regarding our strategy, future operations, financial position, estimated revenues, production and reserves, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.

Forward-looking statements may include statements about our:

•	business strategy;

•	estimated future net hydrocarbon reserves and present value thereof;

•	technology;

•	cash flows and liquidity;

•	financial strategy, budget, projections and operating results;

•	oil and natural gas realized prices;

•	timing and amount of future production of oil and natural gas;

•	availability of drilling and production equipment;

•	availability of oil field labor;

•	volatility in oil and natural gas prices;

•	the amount, nature and timing of capital expenditures, including future development costs and conducting other operations;

•	availability and terms of capital;

•	drilling of wells;

•	marketing of oil and natural gas;

•	property acquisitions;

•	general economic conditions;

•	competition in the oil and natural gas industry;

•	effectiveness of our risk management activities;

•	environmental liabilities;

•	counterparty credit risk;

•	governmental regulation and taxation of the oil and natural gas industry;

•	developments in oil-producing and natural gas-producing countries;

•	uncertainty regarding our future operating results; or

•	plans, objectives, expectations and intentions contained in this prospectus that are not historical.

All forward-looking statements speak only as of the date they are made. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this prospectus and the documents incorporated by reference are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved. We disclose important factors that could cause our actual results to differ materially from our expectations under “Risk Factors” in this prospectus on page 3 and in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2011. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the foregoing. We undertake no obligation to publicly release the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events. See also “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

Where You Can Find More Information

We are subject to the informational requirements of the Securities Exchange Act of 1934, which requires us to file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room and its copy charges. You may view our SEC filings electronically at the SEC’s Internet site at http://www.sec.gov, or at our own website at http://www.swiftenergy.com. We do not intend for information contained in our website to be part of this prospectus.

This prospectus constitutes part of a registration statement on Form S-3 filed with the SEC under the Securities Act of 1933. It omits some of the information contained in the Registration Statement, and reference is made to the Registration Statement for further information with respect to us and the securities we are offering. Any statement contained in this prospectus concerning any document filed as an exhibit to the Registration Statement or otherwise filed with the SEC is not necessarily complete, and in each instance reference is made to the copy of the filed document.

Incorporation of Certain Documents by Reference

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any report filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus and any supplement thereto is terminated will automatically update and, where applicable, supersede any information contained or incorporated by reference in this prospectus. We incorporate by reference (excluding any information furnished pursuant to Item 2.02 or 7.01 of any report on Form 8-K) the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all the securities covered by this prospectus:

•	Our annual report on Form 10-K for the year ended December 31, 2011, filed February 23, 2012;

•	Our quarterly reports on Form 10-Q for the first quarter ended March 31, 2012, filed May 3, 2012; and

•	Our current reports on Form 8-K filed March 5, 2012, April 30, 2012, May 2, 2012, and May 11, 2012.

You may request a copy of these filings at no cost, by writing or telephoning:

Swift Energy Company, Investor Relations Department
16825 Northchase Drive, Suite 400
Houston, Texas 77060
(281) 874-2700

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with any information. You should not assume that the information provided in this prospectus or incorporated by reference is accurate as of any date other than the date on the front cover or the date of the incorporated material, as applicable.

The Company

Swift Energy Company, founded in 1979 and headquartered in Houston, engages in developing, exploring, acquiring and operating oil and gas properties, with a focus on oil and natural gas reserves onshore in Texas and Louisiana and in the inland waters of Louisiana. Swift is one of the largest producers of crude oil in the state of Louisiana, and holds a large acreage position in Texas prospective for Eagle Ford shale and Olmos tight sands development.

At December 31, 2011, Swift had estimated proved reserves from continuing operations of 159.6 MMBoe. Our total estimated proved reserves at year-end 2011 comprised approximately 20% crude oil, 64% natural gas, and 16% NGLs; and 35% of our total proved reserves were proved developed. At December 31, 2011, our proved reserves are concentrated, with 79% of the total in Texas and 21% in Louisiana.

Swift’s executive offices are located at 16825 Northchase Drive, Suite 400, Houston, Texas 77060, and Swift’s telephone number is (281) 874-2700.

The Subsidiary Guarantors

Any of our subsidiaries, which we refer to as the “Subsidiary Guarantors” in this prospectus, may fully and unconditionally guarantee our payment obligations under any series of debt securities offered by this prospectus. Financial information concerning our Subsidiary Guarantors and any non-guarantor subsidiaries will be included in our consolidated financial statements filed as part of our periodic reports filed pursuant to the Exchange Act to the extent required by the rules and regulations of the SEC.

Risk Factors

An investment in the securities involves a significant degree of risk.  Before you invest in our securities you should carefully consider the risk factors included in our most recent Annual Report on Form 10-K, any Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K, which are incorporated herein by reference, and the risk factors that may be included in any applicable prospectus supplement, in evaluating an investment in our securities.  If any of the risks discussed in the foregoing documents were to occur, our business, financial condition, results of operations and cash flows could be materially adversely affected.  Also, please read the cautionary statement in this prospectus under “Forward-Looking Statements.”

Use of Proceeds

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus and any prospectus supplement for general corporate purposes.  General corporate purposes may include development and exploration expenditures, additions to working capital and the financing of acquisitions of oil and gas properties and related assets.

Ratio of Earnings to Fixed Charges

The following table sets forth our ratio of earnings to fixed charges:

	Year Ended December 31,					Three months ended March 31,
	2007	2008	2009	2010	2011	2012
Ratio of earnings to fixed charges (1)	7.17x	--	--	2.6x	3.88x	1.25x

(1)						Earnings were inadequate to cover fixed charges for the year ended December 31, 2008 by approximately $420.8 million and for the year ended December 31, 2009 by approximately $70.7 million

For purposes of calculating the ratio of earnings to fixed charges, fixed charges include interest expense, capitalized interest, amortization of debt issuance costs and discounts, and that portion of non-capitalized rental expense deemed to be the equivalent of interest.  Earnings represent income from continuing operations before income taxes and fixed charges.

Description of Debt Securities

This section describes the general terms of the debt securities which may be offered by us from time to time. The applicable prospectus supplement will describe the specific terms of the debt securities offered by that prospectus supplement.  Those terms of the debt securities offered by a prospectus supplement may differ significantly from the terms of the Debt Securities described in this “Description of Debt Securities.”

We may issue debt securities either separately or together with, or upon the conversion of, or in exchange for, other securities. The debt securities are to be either senior obligations of ours issued in one or more series and referred to herein as the “Senior Debt Securities,” or subordinated obligations of ours issued in one or more series and referred to herein as the “Subordinated Debt Securities.” The Senior Debt Securities and the Subordinated Debt Securities are collectively referred to as the “Debt Securities.” The Debt Securities will be general obligations of the Company.  Each series of Debt Securities will be issued on terms specified in an agreement, or “Indenture,” between Swift and an independent third party, usually a bank or trust company, known as a “Trustee,” who will be legally obligated to carry out the terms of the Indenture. The name of the Trustee will be set forth in the applicable prospectus supplement. We may issue all the Debt Securities under the same Indenture, as one or as separate series, as specified in the applicable prospectus supplement.

This summary of certain terms of the Debt Securities and Indentures is not complete. If we refer to particular provisions of an Indenture, the provisions, including definitions of certain terms, are incorporated by reference as a part of this summary. The Indentures are or will be filed as an exhibit to the registration statement of which this prospectus is a part, or as exhibits to documents filed under the Securities Exchange Act of 1934, which are incorporated by reference into this prospectus. The Indentures are subject to and governed by the Trust Indenture Act of 1939, as amended. You should refer to the applicable Indenture for the provisions that may be important to you.

General

The Indentures will not limit the amount of Debt Securities that we may issue. We may issue Debt Securities up to an aggregate principal amount as we may authorize from time to time. The Company may establish, without the approval of existing holders of Debt Securities, and the applicable prospectus supplement will describe, the terms of any Debt Securities being offered, including:

•	the title and aggregate principal amount;

•	the date or dates when principal is payable;

•	the interest rate, if any, and the method for calculating the interest rate;

•	the interest payment dates and the record dates for the interest payments;

•	the places where the principal and interest will be payable;

•	any mandatory or optional redemption or repurchase terms or prepayment, conversion, sinking fund or exchangeability or convertibility provisions;

•
whether such Debt Securities will be Senior Debt Securities or Subordinated Debt Securities and, if Subordinated Debt Securities, the subordination provisions and the applicable definition of “Senior Indebtedness”;

•	additional provisions, if any, relating to the defeasance and covenant defeasance of the Debt Securities;

•	if other than denominations of $1,000 or multiples of $1,000, the denominations the Debt Securities will be issued in;

•	whether the Debt Securities will be issued in the form of Global Securities, as defined below, or certificates;

•
whether the Debt Securities will be issuable in registered form, referred to as “Registered Securities,” or in bearer form, referred to as “Bearer Securities,” or both and, if Bearer Securities are issuable, any restrictions applicable to the exchange of one form for another and the offer, sale and delivery of Bearer Securities;

•	any applicable material federal tax consequences;

•	the dates on which premiums, if any, will be payable;

•	our right, if any, to defer payment of interest and the maximum length of such deferral period;

•	any paying agents, transfer agents, registrars or trustees;

•	any listing on a securities exchange;

•	if convertible into common stock or preferred stock, the terms on which such Debt Securities are convertible;

•	the terms of any guarantee of the Debt Securities;

•	the subordination terms, if any;

•
the terms, if any, of the transfer, mortgage, pledge, or assignment as security for any series of Debt Securities of any properties, assets, proceeds, securities or other collateral, including whether certain provisions of the Trust Indenture Act are applicable, and any corresponding changes to provisions of the Indenture as currently in effect;

•	the initial offering price; and

•	other specific terms, including covenants and any additions or changes to the events of default provided for with respect to the Debt Securities.

The terms of the Debt Securities of any series may differ from those of other series and, without the consent of the holders of the Debt Securities of any series, we may reopen a previous series of Debt Securities and issue additional Debt Securities of such series or establish additional terms of such series, unless otherwise indicated in the applicable prospectus supplement or supplemental indenture. The debt securities issuable hereunder may include senior debt, subordinated debt or both, and could contain a feature making them exchangeable for and/or convertible into common shares or any of the other securities that may be sold under this prospectus.

Ranking of Debt Securities

The Senior Debt Securities will be our senior unsecured obligations and will rank equal in right of payment with all of our existing and future senior unsecured indebtedness. The Senior Debt Securities may be guaranteed on a senior unsecured basis by all of our material existing and future domestic subsidiaries. The guarantees will rank equal in right of payment with all existing and future senior unsecured indebtedness of any subsidiary guarantors. The notes and the guarantees will be effectively subordinated to any existing or future secured indebtedness to the extent of the value of the collateral securing such indebtedness.

The Subordinated Debt Securities will be obligations of ours and will be subordinated in right of payment to all existing and future Senior Indebtedness. The prospectus supplement will define senior indebtedness and will set forth the approximate amount of any senior indebtedness outstanding as of a recent date.  The prospectus supplement will also describe the subordination provisions of the Subordinated Debt Securities.

Covenants

Under the Indentures, we will be required to:

•	pay the principal, interest and any premium on the Debt Securities when due;

•	maintain a place of payment;

•	deliver a report to the Trustee at the end of each fiscal year reviewing our obligations under the Indentures; and

•	deposit sufficient funds with any paying agent on or before the due date for any principal, interest or any premium.

Any additional covenants will be described in the applicable prospectus supplement.

Registration, Transfer, Payment and Paying Agent

Unless otherwise indicated in a prospectus supplement, each series of Debt Securities will be issued in registered form only, without coupons. The Indentures, however, provide that we may also issue Debt Securities in bearer form only, or in both registered and bearer form. Bearer Securities shall not be offered, sold, resold or delivered in connection with their original issuance in the United States or to any United States person other than offices located outside the United States of certain United States financial institutions. “United States person” means any citizen or resident of the United States, any corporation, partnership or other entity created or organized in or under the laws of the United States, any estate the income of which is subject to United States federal income taxation regardless of its source, or any trust whose administration is subject to the primary supervision of a United States court and which has one or more United States fiduciaries who have the authority to control all substantial decisions of the trust. “United States” means the United States of America (including the states thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.  Purchasers of Bearer Securities will be subject to certification procedures and may be affected by certain limitations under United States tax laws. Such procedures and limitations will be described in the prospectus supplement relating to the offering of the Bearer Securities.

Unless otherwise indicated in a prospectus supplement, Registered Securities will be issued in denominations of $1,000 or any integral multiple thereof, and Bearer Securities will be issued in denominations of $5,000.

Unless otherwise indicated in a prospectus supplement, the principal, premium, if any, and interest, if any, of or on the Debt Securities will be payable, and Debt Securities may be surrendered for registration of transfer or exchange, at an office or agency to be maintained by us in the Borough of Manhattan, The City of New York, but payments of interest with respect to any Registered Security may be made at our option by check mailed to the address of the person entitled to payment or by transfer to an account maintained by the payee with a bank located in the United States. No service charge shall be made for any registration of transfer or exchange of Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses that may be imposed in connection with the exchange or transfer.

Unless otherwise indicated in a prospectus supplement, payment of principal of, premium, if any, and interest, if any, on Bearer Securities will be made, subject to any applicable laws and regulations, at such office or agency outside the United States as specified in the prospectus supplement and as we may designate from time to time. Unless otherwise indicated in a prospectus supplement, payment of interest due on Bearer Securities on any interest payment date will be made only against surrender of the coupon relating to such interest payment date. Unless otherwise indicated in a prospectus supplement, no payment of principal, premium or interest with respect to any Bearer Security will be made at any office or agency in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States; except that if amounts owing with respect to any Bearer Securities shall be payable in U.S. dollars, payment may be made at the Corporate Trust Office of the applicable Trustee or at any office or agency designated by us in the Borough of Manhattan, The City of New York, if (but only if) payment of the full amount of such principal, premium or interest at all offices outside of the United States maintained for such purpose by us is illegal or effectively precluded by exchange controls or similar restrictions.

Unless otherwise indicated in the applicable prospectus supplement, we will not be required to:

•
issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series of like tenor to be redeemed and ending at the close of business on the day of that selection;

•	register the transfer of or exchange any Registered Security, or portion thereof, called for redemption, except the unredeemed portion of any Registered Security being redeemed in part;

•
exchange any Bearer Security called for redemption, except to exchange such Bearer Security for a Registered Security of that series and like tenor that is simultaneously surrendered for redemption; or

•
issue, register the transfer of or exchange any Debt Security which has been surrendered for repayment at the option of the holder, except the portion, if any, of the Debt Security not to be so repaid.

Original Issue Discount Securities

Debt Securities may be issued as “Original Issue Discount Securities” to be sold at a discount below their principal amount. Original Issue Discount Securities may include “zero coupon” securities that do not pay any cash interest for the entire term of the securities. In the event of an acceleration of the maturity of any Original Issue Discount Security, the amount payable to the holder thereof upon such acceleration will be determined in the manner described in the applicable prospectus supplement. Conditions pursuant to which payment of the principal of the Subordinated Debt Securities may be accelerated will be set forth in the applicable prospectus supplement. Material federal income tax and other considerations applicable to Original Issue Discount Securities will be described in the applicable prospectus supplement.

Non U.S. Currency

If the purchase price of any Debt Securities is payable in a currency other than U.S. dollars or if principal of, or premium, if any, or interest, if any, on any of the Debt Securities is payable in any currency other than U.S. dollars, the specific terms with respect to such Debt Securities and such foreign currency will be specified in the applicable prospectus supplement.

Global Securities

The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a “Depositary” identified in the prospectus supplement relating to such series. Global Debt Securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing Debt Securities, a Global Debt Security may not be transferred except as a whole:

•	by the Depositary to a nominee of such Depositary;

•	by a nominee of such Depositary to such Depositary or another nominee of such Depositary; or

•	by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

The specific terms of the depositary arrangement with respect to a series of Global Debt Securities and certain limitations and restrictions relating to a series of Global Bearer Securities will be described in the applicable prospectus supplement.

Redemption and Repurchase

The Debt Securities may be redeemable, in whole or in part, at our option, may be subject to mandatory redemption pursuant to a sinking fund or otherwise, or may be subject to repurchase by us at the option of the holders, in each case upon the terms, at the times and at the prices set forth in the applicable prospectus supplement.

Conversion and Exchange

The terms, if any, on which Debt Securities of any series are convertible into or exchangeable for common stock, preferred stock, or other Debt Securities will be set forth in the applicable prospectus supplement. Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder, or at our option, the conversion price and the conversion period, and may include provisions pursuant to which the number of shares of our common stock or other securities to be received by the holders of such series of Debt Securities would be subject to adjustment.

Consolidation, Merger and Sale of Assets

Each Indenture generally will permit a consolidation or merger between us and another corporation, if the surviving corporation meets certain limitations and conditions. Subject to those conditions, each Indenture may also permit the sale by us of all or substantially all of our property and assets. If this happens, the remaining or acquiring corporation shall assume all of our responsibilities and liabilities under the Indentures including the payment of all amounts due on the Debt Securities and performance of the covenants in the Indentures.

We are only permitted to consolidate or merge with or into any other corporation or sell all or substantially all of our assets according to the terms and conditions of the Indentures, as indicated in the applicable prospectus supplement. The remaining or acquiring corporation will be substituted for us in the Indentures with the same effect as if it had been an original party to the Indenture. Thereafter, the successor corporation may exercise our rights and powers under any Indenture, in our name or in its own name. Any act or proceeding required or permitted to be done by our board of directors or any of our officers may be done by the board or officers of the successor corporation.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, an Event of Default, as defined in the applicable Indenture and applicable to Debt Securities issued under such Indenture, typically will occur with respect to the Debt Securities of any series under the Indenture upon:

•	default for a period to be specified in the applicable prospectus supplement in payment of any interest with respect to any Debt Security of such series;

•	default in payment of principal or any premium with respect to any Debt Security of such series when due upon maturity, redemption, repurchase at the option of the holder or otherwise;

•	default in deposit of any sinking fund payment when due with respect to any Debt Security of such series;

•
default by us in the performance, or breach, of any other covenant or warranty in such Indenture, which shall not have been remedied for a period to be specified in the applicable prospectus supplement after notice to us by the applicable Trustee or the holders of not less than a fixed percentage in aggregate principal amount of the Debt Securities of all series issued under the applicable Indenture;

•	certain events of bankruptcy, insolvency or reorganization of Swift; or

•	any other Event of Default that may be set forth in the applicable prospectus supplement, including an Event of Default based on other debt being accelerated, known as a “cross-acceleration.”

No Event of Default with respect to any particular series of Debt Securities necessarily constitutes an Event of Default with respect to any other series of Debt Securities. If the Trustee considers it in the interest of the holders to do so, the Trustee under an Indenture may withhold notice of the occurrence of a default with respect to the Debt Securities to the holders of any series outstanding, except a default in payment of principal, premium, if any, interest, if any.

Each Indenture will provide that if an Event of Default with respect to any series of Debt Securities issued thereunder shall have occurred and be continuing, either the relevant Trustee or the holders of at least a fixed percentage in principal amount of the Debt Securities of such series then outstanding may declare the principal amount of all the Debt Securities of such series to be due and payable immediately.  In the case of Original Issue Discount Securities, the Trustee may declare as due and payable such lesser amount as may be specified in the applicable prospectus supplement.  However, upon certain conditions, such declaration and its consequences may be rescinded and annulled by the holders of at least a fixed percentage in principal amount of the Debt Securities of all series issued under the applicable Indenture.

The applicable prospectus supplement will provide the terms pursuant to which an Event of Default shall result in acceleration of the payment of principal of Subordinated Debt Securities.

In the case of a default in the payment of principal of, or premium, if any, or interest, if any, on any Subordinated Debt Securities of any series, the applicable Trustee, subject to certain limitations and conditions, may institute a judicial proceeding for the collection thereof.

No holder of any of the Debt Securities of any series will have any right to institute any proceeding with respect to the Indenture or any remedy thereunder, unless the holders of at least a fixed percentage in principal amount of the outstanding Debt Securities of such series:

•	have made written request to the Trustee to institute such proceeding as Trustee, and offered reasonable indemnity to the Trustee;

•	the Trustee has failed to institute such proceeding within the time period specified in the applicable prospectus supplement after receipt of such notice; and

•
the Trustee has not within such period received directions inconsistent with such written request by holders of a majority in principal amount of the outstanding Debt Securities of such series. Such limitations do not apply, however, to a suit instituted by a holder of a Debt Security for the enforcement of the payment of the principal of, premium, if any, or any accrued and unpaid interest on, the Debt Security on or after the respective due dates expressed in the Debt Security.

During the existence of an Event of Default under an Indenture, the Trustee is required to exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs. Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default shall occur and be continuing, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders, unless such holders shall have offered to the Trustee reasonable security or indemnity. Subject to certain provisions concerning the rights of the Trustee, the holders of at least a fixed percentage in principal amount of the outstanding Debt Securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any power conferred on the Trustee with respect to such series.

The Indentures provide that the Trustee will, within the time period specified in the applicable prospectus supplement after the occurrence of any default, give to the holders of the Debt Securities of the affected series notice of such default known to it, unless such default has been cured or waived; but the Trustee shall be protected in withholding such notice if it determines in good faith that the withholding of such notice is in the interest of such holders, except in the case of a default in payment of principal of or premium, if any, on any Debt Security of such series when due or in the case of any default in the payment of any interest on the Debt Securities of such series.

We are required to furnish to the Trustee annually a statement as to compliance with all conditions and covenants under the Indentures.

Modification and Waivers

From time to time, when authorized by resolutions of our board of directors and by the Trustee, without the consent of the holders of Debt Securities of any series, we may amend, waive or supplement the Indentures and the Debt Securities of any series for certain specified purposes, including, among other things:

•	to cure ambiguities, defects or inconsistencies;

•	to provide for the assumption of our obligations to holders of the Debt Securities of such series in the case of a merger or consolidation;

•	to add to our Events of Default or our covenants or to make any change that would provide any additional rights or benefits to the holders of the Debt Securities of such series;

•	to add or change any provisions of such Indenture to facilitate the issuance of Bearer Securities;

•	to establish the form or terms of Debt Securities of any series and any related coupons;

•	to add guarantors with respect to the Debt Securities of such series;

•	to secure the Debt Securities of such series;

•	to maintain the qualification of the Indenture under the Trust Indenture Act; or

•	to make any change that does not adversely affect the rights of any holder.

Other amendments and modifications of the Indentures or the Debt Securities issued thereunder may be made by Swift and the Trustee with the consent of the holders of not less than a fixed percentage of the aggregate principal amount of the outstanding Debt Securities of each series affected, with each series voting as a separate class but, without the consent of the holder of each outstanding Debt Security affected, no such modification or amendment may:

•	reduce the principal amount of, or extend the fixed maturity of the Debt Securities, or alter or waive any redemption, repurchase or sinking fund provisions of the Debt Securities;

•	reduce the amount of principal of any Original Issue Discount Securities that would be due and payable upon an acceleration of the maturity thereof;

•	change the currency in which any Debt Securities or any premium or the accrued interest thereon is payable;

•
reduce the percentage in principal amount outstanding of Debt Securities of any series which must consent to an amendment, supplement or waiver or consent to take any action under the Indenture or the Debt Securities of such series;

•	impair the right to institute suit for the enforcement of any payment on or with respect to the Debt Securities;

•	waive a default in payment with respect to the Debt Securities or any guarantee;

•	reduce the rate or extend the time for payment of interest on the Debt Securities;

•	adversely affect the ranking of the Debt Securities of any series;

•	release any guarantor from any of its obligations under its guarantee or the Indenture, except in compliance with the terms of the Indenture; or

•
solely in the case of a series of Subordinated Debt Securities, modify any of the applicable subordination provisions or the applicable definition of Senior Indebtedness in a manner adverse to any holder.

The holders of a fixed percentage in aggregate principal amount of the outstanding Debt Securities of any series may waive compliance by us with certain restrictive provisions of the relevant Indenture, including any set forth in the applicable prospectus supplement. The holders of a fixed percentage in aggregate principal amount of the outstanding Debt Securities of any series may, on behalf of the holders of that series, waive any past default under the applicable Indenture with respect to that series and its consequences, except a default in the payment of the principal of, or premium, if any, or interest, if any, on any Debt Securities of such series, or in respect of a covenant or provision which cannot be modified or amended without the consent of a larger fixed percentage of holders or by the holder of each outstanding Debt Securities of the series affected.

Outstanding Debt Securities

In determining whether the holders of the requisite principal amount of outstanding Debt Securities have given any authorization, demand, direction, notice, consent or waiver under the relevant Indenture, the amount of outstanding Debt Securities will be calculated based on the following:

•
the portion of the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding for such purposes shall be that portion of the principal amount thereof that could be declared to be due and payable upon a declaration of acceleration pursuant to the terms of such Original Issue Discount Security as of the date of such determination;

•
the principal amount of a Debt Security denominated in a currency other than U.S. dollars shall be the U.S. dollar equivalent, determined on the date of original issue of that Debt Security, of the principal amount of such Debt Security; and

•	any Debt Security owned by us or any obligor on such Debt Security or any affiliate of us or such other obligor shall be deemed not to be outstanding.

Discharge, Termination and Covenant Termination

When we establish a series of Debt Securities, we may provide that such series is subject to the termination and discharge provisions of the applicable Indenture. If those provisions are made applicable, we may elect either:

•	to terminate and be discharged from all of our obligations with respect to those Debt Securities, subject to some limitations; or

•	to be released from our obligations to comply with specified covenants relating to those Debt Securities, as described in the applicable prospectus supplement.

To effect that termination or covenant termination, we must irrevocably deposit in trust with the relevant Trustee an amount which, through the payment of principal and interest in accordance with the terms of the deposited securities, will provide money sufficient to make payments on those Debt Securities and any mandatory sinking fund or similar payments on those Debt Securities.  This deposit may be made in any combination of funds or government obligations.   On such a termination, we will not be released from certain of our obligations that will be specified in the applicable prospectus supplement.

To establish such a trust we must deliver to the relevant Trustee an opinion of counsel to the effect that the holders of those Debt Securities

•	will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the termination or covenant termination; and

•	will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the termination or covenant termination had not occurred.

If we effect covenant termination with respect to any Debt Securities, the amount deposited with the relevant Trustee must be sufficient to pay amounts due on the Debt Securities at the time of their stated maturity. However, those Debt Securities may become due and payable prior to their stated maturity if there is an Event of Default with respect to a covenant from which we have not been released. In that event, the amount on deposit may not be sufficient to pay all amounts due on the Debt Securities at the time of the acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting termination or covenant termination, including any modification to the provisions described above.

Governing Law

The Indentures and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustees

The Trust Indenture Act contains limitations on the rights of a trustee, should it become a creditor of ours, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. Each Trustee is permitted to engage in other transactions with us from time to time, but if any Trustee acquires any conflicting interest, it must eliminate such conflict upon the occurrence of an Event of Default under the relevant Indenture, or else resign.

Description of Capital Stock

General

As of the date of this prospectus, we are authorized to issue up to 155,000,000 shares of stock, including up to 150,000,000 shares of common stock and up to 5,000,000 shares of preferred stock. As of April 30, 2012, we had 42,844,639 shares of common stock and no shares of preferred stock outstanding.

The following is a summary of the key terms and provisions of our equity securities. You should refer to the applicable provisions of our articles of incorporation, bylaws, the Texas Business Organizations Code and the documents we have incorporated by reference for a complete statement of the terms and rights of our capital stock.

Common Stock

Voting Rights. Each holder of common stock is entitled to one vote per share. Subject to the rights, if any, of the holders of any series of preferred stock pursuant to applicable law or the provision of the certificate of designation creating that series, all voting rights are vested in the holders of shares of common stock. Holders of shares of common stock have noncumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of directors can elect 100% of the directors, and the holders of the remaining shares voting for the election of directors will not be able to elect any directors.

Dividends. Dividends may be paid to the holders of common stock when, as and if declared by the board of directors out of funds legally available for their payment, subject to the rights of holders of any preferred stock. Swift has never declared a cash dividend and intends to continue its policy of using retained earnings for expansion of its business.

Rights upon Liquidation. In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of common stock will be entitled to share equally, in proportion to the number of shares of common stock held by them, in any of our assets available for distribution after the payment in full of all debts and distributions and after the holders of all series of outstanding preferred stock, if any, have received their liquidation preferences in full.

Non-Assessable. All outstanding shares of common stock are fully paid and non-assessable. Any additional common stock we offer and issue under this Prospectus will also be fully paid and non-assessable.

No Preemptive Rights. Holders of common stock are not entitled to preemptive purchase rights in future offerings of our common stock.

Listing. Our outstanding shares of common stock are listed on the New York Stock Exchange under the symbol “SFY.” Any additional common stock we issue will also be listed on the NYSE.

Preferred Stock

Our board of directors can, without approval of our shareholders, issue one or more series of preferred stock and determine the number of shares of each series and the rights, preferences and limitations of each series. The following description of the terms of the preferred stock sets forth certain general terms and provisions of our authorized preferred stock. If we offer preferred stock, a description will be filed with the SEC and the specific designations and rights will be described in a prospectus supplement, including the following terms:

•	the series, the number of shares offered and the liquidation value of the preferred stock;

•	the price at which the preferred stock will be issued;

•	the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

•	the liquidation preference of the preferred stock;

•	the voting rights of the preferred stock;

•	whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

•	whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any such conversion; and

•	any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.

The description of the terms of the preferred stock to be set forth in an applicable prospectus supplement will not be complete and will be subject to and qualified in its entirety by reference to the certificate of designation relating to the applicable series of preferred stock. The registration statement of which this prospectus forms a part will include the certificate of designation as an exhibit or incorporate it by reference.

Undesignated preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and to thereby protect the continuity of our management. The issuance of shares of preferred stock may adversely affect the rights of the holders of our common stock. For example, any preferred stock issued may rank prior to our common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. As a result, the issuance of shares of preferred stock may discourage bids for our common stock or may otherwise adversely affect the market price of our common stock or any existing preferred stock.

Any preferred stock will, when issued, be fully paid and non-assessable.

Anti-takeover Provisions

Certain provisions in our articles of incorporation, bylaws and our shareholders’ rights plan may encourage persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts.

Our Classified Board of Directors. Our bylaws provide that our board of directors is divided into three classes as nearly equal in number as possible. The directors of each class are elected for three-year terms, and the terms of the three classes are staggered so that directors from a single class are elected at each annual meeting of stockholders. A staggered board makes it more difficult for shareholders to change the majority of the directors and instead promotes continuity of existing management.

Our Ability to Issue Preferred Stock. As discussed above, our board of directors can set the voting rights, redemption rights, conversion rights and other rights relating to authorized but unissued shares of preferred stock and could issue that stock in either private or public transactions. Preferred stock could be issued for the purpose of preventing a merger, tender offer or other takeover attempt which the board of directors opposes.

Business Combinations Under Texas Law. Swift is a Texas corporation subject to Subchapter M of Chapter 21 of the Texas Business Organizations Code titled “Affiliated Business Combinations.” In general, Subchapter M of Chapter 21 prevents an affiliated shareholder, or its affiliates or associates, from entering into a business combination with an issuing public corporation during the three-year period immediately following the date on which the affiliated shareholder became an affiliated shareholder, unless:

•
before the date such person became an affiliated shareholder, the board of directors of the issuing public corporation approves the business combination or the acquisition of shares that caused the affiliated shareholder to become an affiliated shareholder; or

•
not less than six months after the date such person became an affiliated shareholder, the business combination is approved by the affirmative vote of holders of at least two-thirds of the issuing public corporation’s outstanding voting shares not beneficially owned by the affiliated shareholder, or its affiliates or associates.

An affiliated shareholder is a person that is or was within the preceding three-year period the beneficial owner of 20% or more of a corporation’s outstanding voting shares. An issuing public corporation includes most publicly held Texas corporations, including Swift. The term business combination includes:

•	mergers, share exchanges or conversions involving the affiliated shareholder;

•
dispositions of assets involving the affiliated shareholder having an aggregate value of 10% or more of the market value of the assets or of the outstanding common stock or representing 10% or more of the earning power or net income of the corporation;

•	issuances or transfers of securities by the corporation to the affiliated shareholder other than on a pro rata basis;

•	plans or agreements relating to a liquidation or dissolution of the corporation involving an affiliated shareholder;

•	reclassifications, recapitalizations, distributions or other transactions that would have the effect of increasing the affiliated shareholder’s percentage ownership of the corporation; and

•	the receipt of tax, guarantee, loan or other financial benefits by an affiliated shareholder other than proportionately as a shareholder of the corporation.

Description of Depositary Shares

We may offer preferred stock represented by depositary shares and issue depositary receipts evidencing the depositary shares. Each depositary share will represent a fraction of a share of preferred stock. Shares of preferred stock of each class or series represented by depositary shares will be deposited under a separate deposit agreement among us, a bank or trust company acting as the “Depository” and the holders of the depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fraction of a share of preferred stock represented by the depositary shares evidenced by the depositary receipt, to all the rights and preferences of the preferred stock represented by such depositary shares. Those rights include any dividend, voting, conversion, redemption and liquidation rights. Immediately following the issuance and delivery of the preferred stock to the Depository, we will cause the Depository to issue the depositary receipts on our behalf.

If depositary shares are offered, the applicable prospectus supplement will describe the terms of such depositary shares, the deposit agreement and, if applicable, the depositary receipts, including the following, where applicable:

•	the payment of dividends or other cash distributions to the holders of depositary receipts when such dividends or other cash distributions are made with respect to the preferred stock;

•	the voting by a holder of depositary shares of the preferred stock underlying such depositary shares at any meeting called for such purpose;

•	if applicable, the redemption of depositary shares upon a redemption by us of shares of preferred stock held by the Depository;

•	if applicable, the exchange of depositary shares upon an exchange by us of shares of preferred stock held by the Depository for debt securities or common stock;

•	if applicable, the conversion of the shares of preferred stock underlying the depositary shares into shares of our common stock, other shares of our preferred stock or our debt securities;

•	the terms upon which the deposit agreement may be amended and terminated;

•	a summary of the fees to be paid by us to the Depository;

•	the terms upon which a Depository may resign or be removed by us; and

•	any other terms of the depositary shares, the deposit agreement and the depositary receipts.

If a holder of depositary receipts surrenders the depositary receipts at the corporate trust office of the Depository, unless the related depositary shares have previously been called for redemption, converted or exchanged into other securities of Swift, the holder will be entitled to receive at this office the number of shares of preferred stock and any money or other property represented by such depositary shares. Holders of depositary receipts will be entitled to receive whole and, to the extent provided by the applicable prospectus supplement, fractional shares of the preferred stock on the basis of the proportion of preferred stock represented by each depositary share as specified in the applicable prospectus supplement. Holders of shares of preferred stock received in exchange for depositary shares will no longer be entitled to receive depositary shares in exchange for shares of preferred stock. If the holder delivers depositary receipts evidencing a number of depositary shares that is more than the number of depositary shares representing the number of shares of preferred stock to be withdrawn, the Depository will issue the holder a new depositary receipt evidencing such excess number of depositary shares at the same time.

Prospective purchasers of depositary shares should be aware that special tax, accounting and other considerations may be applicable to instruments such as depositary shares.

Description of Warrants

We may issue warrants for the purchase of preferred or common stock, either independently or together with other securities. Each series of warrants will be issued under a warrant agreement to be entered into between Swift and a bank or trust company. You should refer to the warrant agreement relating to the specific warrants being offered for the complete terms of such warrant agreement and the warrants.

Each warrant will entitle the holder to purchase the number of shares of preferred or common stock at the exercise price set forth in, or calculable as set forth in any applicable prospectus supplement. The exercise price may be subject to adjustment upon the occurrence of certain events, as set forth in any applicable prospectus supplement. After the close of business on the expiration date of the warrant, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in any applicable prospectus supplement.

Plan of Distribution

We may sell the securities offered by this prospectus and applicable prospectus supplements from time to time in one or more of the following ways:

•	to underwriters or dealers for resale to the public or to institutional investors;

•	through agents to the public or to institutional investors;

•	directly to a limited number of purchasers;

•	directly to institutional investors; or

•	through a combination of any such methods of sale.

Any such underwriter, dealer or agent may be deemed to be an underwriter within the meaning of the Securities Act of 1933.

The applicable prospectus supplement relating to the securities will set forth:

•	their offering terms, including the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds to us from such sale;

•	any underwriting discounts, commissions and other items constituting compensation to underwriters, dealers or agents;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers;

•	in the case of debt securities, the interest rate, maturity and redemption provisions; and

•	any securities exchanges on which the securities may be listed.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions in accordance with the rules of the New York Stock Exchange:

•	at a fixed price or prices which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in an applicable prospectus supplement, the obligations of underwriters or dealers to purchase the securities will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the securities if any are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

Securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus and a prospectus supplement is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from certain specified institutions to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

Underwriters, dealers and agents may be entitled under agreements entered into with us to be indemnified by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution by Swift to payments which they may be required to make. The terms and conditions of such indemnification will be described in an applicable prospectus supplement. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

Each class or series of securities, if any, will be a new issue of securities with no established trading market, other than the common stock, which is listed on the New York Stock Exchange. We may elect to list any other class or series of securities on any exchange, other than the common stock, but we are not obligated to do so. Any underwriters to whom securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities.

Certain persons participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities offered. In connection with any such offering, the underwriters or agents, as the case may be, may purchase and sell securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities; and syndicate short positions involve the sale by the underwriters or agents, as the case may be, of a greater number of securities than they are required to purchase from us, as the case may be, in the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the securities sold for their account may be reclaimed by the syndicate if such securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and if commenced, may be discontinued at any time. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise. These activities will be described in more detail in the sections entitled “Plan of Distribution” or “Underwriting” in the applicable prospectus supplement.

Legal Matters

Our counsel, Baker Hostetler LLP, Houston, Texas, will pass upon certain legal matters in connection with the offered securities.  Any underwriters will be advised about other issues relating to any offering by their legal counsel.

Experts

The consolidated financial statements of Swift Energy Company and subsidiaries appearing in Swift Energy Company’s Annual Report (Form 10-K) for the year ended December 31, 2011, and the effectiveness of Swift Energy Company’s internal control over financial reporting as of December 31, 2011, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Information set forth or incorporated by reference herein regarding our estimated quantities of oil and gas reserves and the discounted present value of future net cash flows therefrom is based upon estimates of such reserves and present values audited by H.J. Gruy and Associates, Inc., independent petroleum engineers. All such information has been included or incorporated herein by reference in reliance upon the authority of such firm as an expert in such matters.

Part II

Information Not Required in Prospectus

Item 14.                      Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by Swift in connection with the sale of securities being registered hereby. All amounts are estimates, except the registration fee.

Item	Amount
SEC registration fee*	$	**
Accounting fees and expenses		**
Legal fees and expenses		**
Trustees’ fees and expenses		**
Printing expenses		**
Rating agency fees		**
Miscellaneous		**
Total		**

*	To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under their registration statement pursuant to Rule 457(r).
**	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15.                      Indemnification of Officers and Directors

With respect to Swift, Chapter 8 of the Texas Business Organizations Code (“TBOC”) permits a corporation to indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person was or is a director or officer if it is determined that such person (1) conducted himself in good faith, (2) reasonably believed (a) in the case of conduct in his official capacity as a director or officer of the corporation, that his conduct was in the corporation’s best interest, or (b) in other cases, that his conduct was at least not opposed to the corporation’s best interests, and (3) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. In addition, the TBOC requires a corporation to indemnify a director or officer for any action that such director or officer is wholly successful in defending on the merits.

Swift’s Bylaws provide for indemnification of its officers, directors and employees to the fullest extent permitted by the TBOC. With shareholder approval, Swift amended its Certificate of Formation to confirm that Swift has the power to indemnify certain persons in such circumstances as are provided in its Second Amended and Restated Bylaws. The amendment allows Swift to enter into additional insurance and indemnity arrangements at the discretion of Swift’s board of directors. Swift has also entered into individual indemnification agreements with each of its officers and directors. These agreements indemnify such officers and directors to the fullest extent permitted by law against risks of claims and actions against them arising out of their service to and activities on behalf of the Company. Swift also maintains insurance to cover amounts that Swift may be required to pay officers and directors under the indemnity provisions described above and coverage for its officers and directors against certain liabilities, including certain liabilities under the federal securities law.

With respect to Swift Energy Operating, LLC, Section 101.402 of the TBOC provides that a limited liability company may (1) indemnify a person; (2) pay in advance or reimburse expenses incurred by a person; and (3) purchase or procure or establish and maintain insurance or another arrangement to indemnify or hold harmless a person. Swift Energy Operating, LLC has the authority under Sections 8.103 and 8.002 of the TBOC to indemnify its directors and officers to the extent provided for in such statutes. In addition,

Section 101.401 of the TBOC provides that the company agreement of a limited liability company may expand or restrict any duties, including fiduciary duties, and related liabilities that a member, manager, officer, or other person has to the company or to a member or manager of the company.

Swift Energy Operating, LLC’s Regulations provide for indemnification of its managers and officers comparable to the indemnification for directors and officers under Swift’s Bylaws.

Item 16.                      Exhibits

Exhibit No.		Document Description
*	1.1	Form of Underwriting Agreement
**	4.1
Indenture dated as of May 19, 2009, between Swift Energy Company and Wells Fargo Bank, National Association, Trustee, covering debt securities to be offered hereunder, including Form of Note or Debenture attached thereto (incorporated by reference as Exhibit 4.1 to Swift Energy Company’s Form S-3 filed May 19, 2009, and amended June 17 and June 26, 2009).

*	4.2	Form of Certificate of Designation for Preferred Stock, including Specimen Certificate.
*	4.3
Form of Depositary Agreement between Swift Energy Company and Depositary to be designated therein covering Depositary Shares to be offered hereunder, including Form of Depositary Receipt attached thereto.

*	4.4	Form of Warrant Agreement and Trustee to be designated therein covering Common Stock Warrants to be offered hereunder, including Form of Common Stock Warrant attached thereto.
*	4.5	Form of Warrant Agreement and Trustee to be designated therein covering Preferred Stock Warrants to be offered hereunder, including Form of Preferred Stock Warrant attached thereto.
***	5	Opinion of Baker & Hostetler LLP, as to the legality of the securities being registered.
***	12	Computation of Ratio of Earnings to Fixed Charges.
***	23.1	Consent of H.J. Gruy and Associates, Inc.
***	23.2	Consent of Ernst & Young LLP.
***	23.3	Consent of Baker & Hostetler LLP (included in Exhibit 5).
***	24	Power of Attorney (included on each signature page hereto).
***	25	Form T-1 Statement of Eligibility of Wells Fargo Bank, National Association, Trustee for the debt securities.

*	To be filed as an exhibit on Form 8-K of the registrant
**	Previously filed
***	Filed herewith

Item 17.                      Undertakings

(a) Each undersigned registrant hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by registrants pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each registrant undertakes that in a primary offering of securities of a registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv) Any other communication that is an offer in the offering made by the registrant to the purchaser.

(b) Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Each undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that registrant will, unless in the opinion of its counsel the has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(e) Each undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b) 2 of the Act.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 2, 2012.

SWIFT ENERGY COMPANY
By:	/s/ Terry E. Swift
Terry E. Swift Chairman of the Board and Chief Executive Officer

Each person whose signature appears below appoints Terry E. Swift, Bruce H. Vincent, and Alton D. Heckaman, Jr., and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated, in multiple counterparts with the effect of one original.

Signature	Title	Date
/s/ Terry E. Swift	Chairman of the Board, Chief Executive Officer (Principal Executive Officer)	July 2, 2012
Terry E. Swift
/s/ Bruce H. Vincent	President, Secretary and Director	June 26, 2012
Bruce H. Vincent
/s/ Alton D. Heckaman, Jr.	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 2, 2012
Alton D. Heckaman, Jr.
/s/ Barry S. Turcotte	Vice President— Accounting and Controller (Principal Accounting Officer)	July 2, 2012
Barry S. Turcotte
/s/ Deanna L. Cannon	Director	July 2, 2012
Deanna L. Cannon
/s/ Douglas J. Lanier	Director	June 26, 2012
Douglas J. Lanier
/s/ Greg Matiuk		June 26, 2012
Greg Matiuk	Director

Signature	Title	Date
/s/ Clyde W. Smith, Jr.	Director	June 27, 2012
Clyde W. Smith, Jr.
/s/ Charles J. Swindells	Director	June 26, 2012
Charles J. Swindells

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 2, 2012.

SWIFT ENERGY OPERATING, LLC
By:	/s/ Terry E. Swift
Terry E. Swift Chairman of the Board and Chief Executive Officer

Each person whose signature appears below appoints Terry E. Swift, Bruce H. Vincent, and Alton D. Heckaman, Jr., and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated, in multiple counterparts with the effect of one original.

Signature	Title	Date
/s/ Terry E. Swift	Chairman of the Board, Chief Executive Officer and Manager (Principal Executive Officer)	July 2, 2012
Terry E. Swift
/s/ Bruce H. Vincent	President and Manager	July 2, 2012
Bruce H. Vincent
/s/ Alton D. Heckaman, Jr.	Executive Vice President and Chief Financial Officer and Manager (Principal Financial Officer)	July 2, 2012
Alton D. Heckaman, Jr.
/s/ Barry S. Turcotte	Vice President— Accounting and Controller (Principal Accounting Officer)	July 2, 2012
Barry S. Turcotte

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
*5.1	Opinion of Baker & Hostetler LLP, as to the legality of the securities being registered.

*12.1	Computation of Ratio of Earnings to Fixed Charges.

*23.1	Consent of H.J. Gruy and Associates, Inc.

*23.2	Consent of Ernst & Young LLP.

*23.3	Consent of Baker & Hostetler LLP (included as part of Exhibit 5.1 hereto).

*24.1	Powers of Attorney (included on each signature page hereto).

*25.1	Statement of Eligibility on Form T-1 of Wells Fargo Bank, National Association.

*	Filed herewith.

(b)	Financial Data Schedule.

Schedules are omitted because they either are not required or are not applicable or because equivalent information has been included in the financial statements, the notes thereto or elsewhere herein.